Exhibit 5.1

                                 FOLEY & LARDNER

                                ATTORNEYS AT LAW
BRUSSELS                       POST OFFICE BOX 240                       ORLANDO
CHICAGO                  JACKSONVILLE, FLORIDA 32201-0240             SACRAMENTO
DENVER                      THE GREENLEAF BUILDING                     SAN DIEGO
DETROIT                         200 LAURA STREET                   SAN FRANCISCO
JACKSONVILLE             JACKSONVILLE, FLORIDA 32202-3510            TALLAHASSEE
LOS ANGELES                TELEPHONE (904) 359-2000                        TAMPA
MADISON                     FACSIMILE (904) 359-8700            WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH
                                   904/359-2000
E-MAIL ADDRESS                                              CLIENT/MATTER NUMBER
LKelso@foleylaw.com                                                  026357/0103


                                November 17, 2000




Winn-Dixie Stores, Inc.
5050 Edgewood Court
Jacksonville, Florida 32254-3699

     Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Revised Winn-Dixie Stock Purchase Plan for Employees

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Winn-Dixie Stores, Inc. (the "Company"), under the Securities Act of 1933, an amended, for the registration of 4,000,000 shares of common stock, $1.00 par value, issuable pursuant to the Revised Winn-Dixie Stock Purchase Plan for Employees (the "Plan").

     We have examined and are familiar with the following:

     A. Restated Articles of Incorporation of the Company, as amended, as filed in the office of the Secretary of State of Florida;

     B. Restated Bylaws, as amended, of the Company;

     C. The proceedings of the Board of Directors and shareholders of the Company in connection with the increase in the number of shares available for issuance under the Plan; and

     D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

     2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     FOLEY & LARDNER




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